                                                                     Exhibit 4.1

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
               --------------------------------------------------

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of January 6, 2000 (this "Agreement"), is by and among Affiliated Research Centers,
                       ---------
Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and the undersigned (the "Investors").
 -------                              ---------

     WHEREAS, the Series A Investors (as defined below), the Series D Investors (as defined below) and the Note Holders (as defined below) have previously entered into a Registration Rights Agreement with the Company pursuant to which the Company granted to such Series A Investors, Series D Investors and Note Holders certain rights to registration of equity securities held by such Series A Investors, Series D Investors and Note Holders; and

     WHEREAS, the Company contemplates entering into an Agreement and Plan of Merger (the "Merger Agreement") with AmericasDoctor.com, Inc. ("AmDoc") and
             ----------------
ARC Merger Sub-1, Inc.; and

     WHEREAS, it is a condition to the execution of the Merger Agreement that the Company, the Series A Investors, the Series D Investors, the Note Holders and the AmDoc Investors (as defined below) enter into this agreement, which will in all respects supercede and replace the Investors' previous agreements with respect to registration of equity securities of the Company and AmDoc held by them; and

     WHEREAS, the parties hereto desire to enter into this Agreement and the mutual covenants of the parties relating thereto;

     NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     Section 1.   Certain Definitions. In this Agreement the following terms
                  -------------------
shall have the following respective meanings:

       "Affiliate" means, when used with respect to a specified Person, another
        ---------
Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

       "Agreement" has the meaning ascribed to it in the preamble to this
        ---------
Agreement.

       "AmDoc" has the meaning ascribed to it in the recitals to this Agreement.
        -----

       "AmDoc Investors" means, collectively, Medical Advisory Systems, Inc.,
        ---------------
Premier Research Worldwide, Ltd., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin Capital Fund, L.P. and GE Capital Equity Investments, Inc.

       "Class A Common Stock" means the Class A Common Stock, par value $.001
        --------------------
per share, of the Company.

       "Commission" means the Securities and Exchange Commission or any other
        ----------
federal agency at the time administering the Securities Act.

       "Company" has the meaning ascribed to it in the preamble to this
        -------
Agreement.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended,
        ------------
and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

       "Holders" shall mean (i) the Investors and (ii) each Person holding
        -------
Registrable Stock as a result of a transfer or assignment to that Person of Registrable Stock permitted pursuant to Section 9 of this Agreement.

       "Indemnified Party" has the meaning ascribed to it in Section 6(c) of
        -----------------
this Agreement.

       "Indemnifying Party" has the meaning ascribed to it in Section 6(c) of
        ------------------
this Agreement.

       "Initiating Holders" means Investors (or their assignees under Section
        ------------------
9 hereof) who, in the aggregate, are Holders of forty percent (40%) or more of all Registrable Stock then issued and outstanding.

       "Investors" has the meaning ascribed to it in the preamble to this
        ---------
Agreement.

       "Merger Agreement" has the meaning ascribed to it in the recitals to
        ----------------
this Agreement.

       "majority in interest" means, as to any group of Holders, Holders of a
        --------------------
majority of the shares of Class A Common Stock (assuming conversion of all shares of Preferred Stock held by such Holders) held by such Holders.

       "Note Holders" means, collectively, the Series A Investors, Hambrecht
        ------------
& Quist California, H&Q Affiliated Research Investors, L.P., and Hambrecht & Quist Employee Venture Fund, L.P. II.

       "Note Warrants" means the warrants exercisable to purchase shares of
        -------------
Class A Common Stock at an exercise price per share equal to $0.01 held by the Note Holders on the date hereof.

       "Person" means an individual, corporation, partnership, estate, trust,
        ------
association, private foundation, joint stock company or other entity.

       "Piggyback Notice" has the meaning ascribed to it in Section 3(a) of
        ----------------
this Agreement.

       "Piggyback Registration" has the meaning ascribed to it in Section 3(a)
        ----------------------
of this Agreement.

       "Preferred Stock" means, collectively, the Series A-1 Preferred Stock,
        ---------------
par value $.001 per share, of the Company, the Series A-2 Preferred Stock, par value $.001 per share, of the Company, the Series A-3 Preferred Stock, par value $.001 per share, of the Company, the Series A-4 Preferred Stock, par value $.001 per share, of the Company and the Series A-5 Preferred Stock, par value $.001 per share, of the Company and any other shares of the Preferred Stock, par value $.001 per share, of the Company (whether now or hereafter authorized and issued).

       The terms "Register," "Registered" and "Registration" refer to a
                  --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Stock in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

       "Registrable Stock" means (i) the shares of Preferred Stock or Class A
        -----------------
Common Stock held by the Investors immediately following the Effective Time (as defined in the Merger Agreement) or any series of Preferred Stock purchased or acquired (by exchange, conversion or otherwise) by the Investors after the date hereof, and (ii) shares of Class A Common Stock issued or issuable pursuant to the conversion of shares of Preferred Stock or upon exercise of the Warrants, except that Registrable Stock shall cease to be Registrable Stock on the earliest to occur of: (A) the date that such Registrable Stock has been disposed of pursuant to an effective registration statement under the Securities Act, (B) the date that such Registrable Stock may be distributed to the public pursuant to Rule 144(k) or any similar provision then in force under the Securities Act,
(C) the date that such Registrable Stock has been transferred or disposed of, new certificates therefor not bearing a legend restricting further transfer have been delivered by the Company, and at such time, subsequent transfer or disposition of such securities does not require registration or qualification of such securities under the Securities Act or any similar state law then in force,
(D) the date that such Registrable Stock has ceased to be outstanding, or (E) the date that is five (5) years after the closing of an initial public offering of the Company's capital stock pursuant to a registration statement effective under the Securities Act.

       "Registration Request" has the meaning ascribed to it in Section 2(a) of
        --------------------
this Agreement.

       "Rule 144" means Rule 144  (or any successor provision) promulgated by
        --------
the Commission under the Securities Act.

       "Securities Act" means the Securities Act of 1933, as amended, and the
        --------------
rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

       "Series A Investors" means, collectively, Galen Partners III, L.P.,
        ------------------
Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P. and Delphi BioInvestments III, L.P.

       "Series D Investors" means, collectively, the Note Holders.
        ------------------

          "Warrants" means the Note Warrants and any warrants exercisable to
           --------
purchase shares of Preferred Stock or Class A Common Stock held by the AmDoc Investors immediately prior to the Effective Time (as defined in the Merger Agreement).

  Section 2.   Demand Registration.
               -------------------

          (a)  Upon receipt of a written request (a "Registration Request"),
                                                     --------------------
delivered not earlier than the earlier of (i) the second anniversary of the date hereof or (ii) 180 days after the date of the closing of an initial public offering by the Company of the Class A Common Stock (or equivalent security), from Initiating Holders, the Company shall (A) promptly give written notice of the Registration Request to all non-requesting Holders and (B) use its reasonable best efforts to prepare and file with the Commission, as soon as practicable after its receipt of such Registration Request, a registration statement for the purpose of effecting a Registration of the sale of all Registrable Stock by each of the Holders which submitted such Registration Request and any other Holder who requests to have such Holder's Registrable Stock included in such registration statement within 30 days after receipt of notice by such Holder of the Registration Request; provided, however, that the
                                                   --------  -------
Company will not be required to effect the Registration of Registrable Stock (x) in the case of a Registration to be effected on Form S-3 (or any similar short-form registration statement adopted by the SEC from and after the date hereof), unless the Registrable Stock covered thereby is offered at an aggregate offering price of not less than $1,000,000 or (y) in the case of a Registration to be effected on Form S-1 (or any similar long-form registration statement adopted by the SEC from and after the date hereof), unless such Registration covers at least 750,000 shares of Registrable Stock or (iii) if the Company shall at the time have effective a registration statement pursuant to which the Initiating Holders could effect the disposition of their Registrable Stock in the manner requested. The Company shall use its reasonable best efforts to effect such Registration as soon as practicable (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities laws). In the event such Registration Request is delivered after the first anniversary of the closing of the Company's initial public offering of the Class A Common Stock and the Company is eligible to register such Registrable Stock on a continuous basis under Rule 415 of the Securities Act by filing a Registration Statement on Form S-3, the Company shall, at the request of requesting Holders, effect such Registration on a Registration Statement on Form S-3 pursuant to Rule 415. The Company shall use its reasonable best efforts to keep such Registration continuously effective until the earlier of (i) the date on which all Registrable Stock has been sold pursuant to such registration statement or Rule 144, (ii) the date on which all of the Registrable Stock held by such Holder may be sold pursuant to Rule 144(k) or another available exemption under the Securities Act and (iii) the date that is five (5) years following the closing of the initial public offering by the Company of its Class A Common Stock (or equivalent security); provided, however, that the Company shall not be obligated
                      --------  -------
to maintain the effectiveness of any Registration that is not effected under Rule 415 for a period in excess of 180 days; provided, further, that the Company
                                             --------  -------
shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which the Company would be required to (x) execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction or (y) qualify as a foreign corporation in any jurisdiction in which the Company is not then qualified.

          Notwithstanding the foregoing, the Company shall have the right (the "Suspension Right") to defer such filing (or suspend sales under any filed
 ----------------
registration statement or defer the updating of any filed registration statement and suspend sales thereunder) for a period of not more than 90 days during any twelve-month period, if the Company furnishes to the Holders a certificate signed by an executive officer or any director of the Company stating that, in the good faith judgment of the Company, it would be detrimental to the Company and its stockholders to file such registration statement or amendment thereto at such time (or continue sales under a filed registration statement) and therefore the Company has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement).

          (b) Unless the Company is a registrant entitled to use Form S-3 (or any similar short-form registration statement adopted by the SEC from and after the date hereof) and the Registration requested by the Initiating Holders may be accomplished on such form, the Company shall not be required to effect more than two (2) Registrations pursuant to this Section 2.

          (c) Notwithstanding anything to the contrary herein, the Company may satisfy its obligations under this Section 2 by amending (to the extent permitted by applicable law) within ten (10) business days after a written request for Registration, any registration statement previously filed by the Company under the Securities Act so that such registration statement (as amended) shall permit the disposition (in accordance with the intended methods of distribution specified as aforesaid) of all of the Registrable Stock for which a demand registration has been made under this Section 2. If the Company so amends a previously filed registration statement, it shall be deemed to have effected a registration for purposes of this Section 2.

          (d) If the Initiating Holders intend to distribute the Registrable Stock covered by their request by means of an underwriting, they shall so advise the Company as a part of their Registration Request, and the Company shall include such information in the written notice referred to in Section 2(a) above. The right of any Holder to registration under Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or any part of the Registrable Stock held by such Holder.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the managing underwriters advise the Company that the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Initiating Holders, the Company will include in such registration (i) first, the Registrable Stock and other securities requested to be included in the Registration by the Initiating Holders, allocated, if necessary, pro rata among all such Initiating Holders on the basis of the respective amounts of Registrable Stock and other securities which they had requested to be included in such registration statement at the time of filing of such registration statement, (ii) second, the Registrable Stock and other securities requested to be included by all other Holders, allocated, if necessary, pro rata among all such other Holders on the basis of the respective amounts of Registrable Stock and other securities which they had requested to be included in such registration statement at the time of filing of such registration statement, and (iii) third, the securities the Company proposes to sell, if any.

          If any Holder of Registrable Stock who has requested inclusion in such Registration as provided above, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter(s) and the Initiating Holders. The securities so withdrawn shall be withdrawn from the Registration.

     Section 3.   Piggyback Registrations.
                  -----------------------

          (a) At any time after 180 days after the date of the closing of an initial public offering by the Company of its Class A Common Stock (or equivalent security), if the Company proposes to register any of its common equity securities or any securities convertible into its common equity securities under the Securities Act (other than pursuant to (i) a registration statement filed pursuant to Rule 415 under the Securities Act, (ii) a registration on Form S-4 or any successor form, or (iii) an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Stock, the Company will give prompt written notice to all holders of Registrable Stock of its intention to effect such a registration (each a "Piggyback Notice") and, subject to
                                    ----------------
subparagraph 3(c) below, the Company will include in such registration all Registrable Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the date of receipt of the Piggyback Notice (a "Piggyback Registration"), unless, if the Piggyback
                     ----------------------
Registration is not an underwritten offering, the Company in its reasonable judgement determines that, or in the case of an underwritten Piggyback Registration the managing underwriter(s) advise the Company that, the inclusion of Registrable Stock would adversely interfere with such offering, affect the Company's securities in the public markets or otherwise adversely affect the Company. Nothing herein shall affect the right of the Company to withdraw any such registration in its sole discretion.

          (b) If a Piggyback Registration is a primary registration on behalf of the Company and, if the Piggyback Registration is not an underwritten offering, the Company in its reasonable judgement determines that, or in the case of an underwritten Piggyback Registration, the managing underwriter(s) advise the Company that the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell (other than securities held by officers and directors of the Company), (ii) second, the Registrable Stock and any other securities requested to be included in such registration, allocated pro rata among the Holders of Registrable Stock and the holders of such other securities on the basis of the respective amounts of Registrable Stock and other securities which they had requested to be included in such registration at the time of filing such registration statement, and
(iii) third, securities held by officers and directors of the Company.

          (c) If a Piggyback Registration is a secondary registration on behalf of holders of the Company's securities other than the holders of Registrable Stock, and, if the Piggyback

Registration is not an underwritten offering, the Company determines that, or in the case of an underwritten Piggyback Registration, the managing underwriter(s) advise the Company that the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and (ii) second, the Registrable Stock and other securities requested to be included in such registration, allocated pro rata among the Holders of Registrable Stock and the holders of such other securities requesting such registration on the basis of the respective amounts of Registrable Stock and other securities which they had requested to be included in such registration at the time of filing such registration statement.

          (d) If the Piggyback Registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of its Piggyback Notice. In such event, the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Stock in the underwriting to the extent provided herein. All Holders proposing to dispose of their securities through the underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter(s) selected for the underwriting by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s). Any Registrable Stock or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     Section 4.   Registration Procedures.
                  -----------------------

          (a) The Company shall promptly notify the Holders of the occurrence of the following events:

               (i) when any registration statement relating to the Registrable Stock or post-effective amendment thereto filed with the Commission has become effective;

               (ii) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Registrable Stock;

               (iii) the suspension of an effective registration statement by the Company in accordance with the last paragraph of Section 2(a) hereof;

               (iv) the Company's receipt of any notification of the suspension of the qualification of any Registrable Stock covered by a registration statement for sale in any jurisdiction; and

               (v) the existence of any event, fact or circumstance of which the Company has knowledge, that results in a registration statement or prospectus relating to Registrable Stock or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

     The Company agrees to use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification as promptly as possible. The Investors agree that upon receipt of any notice from the Company of the occurrence of any event of the type described in Section 4(a)(ii), (iii), (iv) or (v) to immediately discontinue their disposition of Registrable Stock pursuant to any registration statement relating to such securities until the Investors' receipt of written notice from the Company that such disposition may be made.

          (b) The Company shall provide to the Holders, at no cost to the Holders, a copy of the registration statement and any amendments thereto used to effect the Registration of the Registrable Stock, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Stock covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Stock covered by such registration statement or any amendment thereto. If the Class A Common Stock (or equivalent security) is listed on a "national securities exchange" as defined in Rule 153 under the Securities Act at any time during the period in which the Company is obligated to keep the registration statement effective pursuant to Section 2(a), the Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with such national securities exchange (or, if the Class A Common Stock (or equivalent security) is no longer listed thereon, with such other securities exchange or market on which the Class A Common Stock (or equivalent security) is then listed) so as to enable the Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

          (c) The Company agrees to use its reasonable best efforts to cause the Registrable Stock covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such stock pursuant to the plan of distribution set forth in the registration statement; provided, however, that
                                                      --------  -------
the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 4 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction or qualify as a foreign corporation in any jurisdiction in which the Company is not then qualified.

          (d) Subject to the Company's Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Stock or supplement to a prospectus relating to the Registrable Stock shall exist, as promptly as practicable upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances under which such statements were made.

          (e) The Company agrees to use its reasonable efforts (including the payment of any listing fees) to obtain the listing of all Registrable Stock covered by the registration statement on each securities exchange on which securities of the same class or series are then listed.

          (f) The Company agrees to use its reasonable efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Stock pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Stock shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (g) The Company agrees to cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold pursuant to a Registration and not bearing any Securities Act legend and to enable certificates for such Registrable Stock to be issued for such numbers of stock and registered in such names as the Holders may reasonably request.

     Section 5.  Expenses of Registration.  All reasonable expenses, other
                 ------------------------
than underwriting discounts and commissions (which shall be borne by the Holders of securities so registered and the Company pro rata, on the basis of the number of shares so registered for the account of each of them), incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3 and 4 hereof, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel selected by the Holders to the extent related to the Registration and Registrable Stock hereunder shall be borne by the Company; provided, however,
                                                           --------  -------
that the Company shall not be required to pay for any expenses of any Registration begun pursuant to Section 2 hereof if the Registration Request is subsequently withdrawn at the request of a majority in interest of the Initiating Holders (in which case all Holders requesting withdrawal from such Registration shall bear such expense and shall reimburse the Company for any expenses incurred by it in connection with such Registration) unless such withdrawal by such Initiating Holders is based upon material adverse information relating to the Company that was not known to the Initiating Holders at the time of such request.

     Section 6.  Indemnification.
                 ---------------

          (a) The Company will indemnify each Holder, each Holder's officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person controlling such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not
                                   --------  -------
be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein or (ii) to anyone who participates as an underwriter in the offering or sale of Registrable Stock to any other person, if any, who controls such underwriter, under the indemnity agreement in this
Section 6 for any such claim, loss, damage, liability or expense that arises out of such person's failure to send or deliver a copy of the final prospectus to the person asserting any untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Stock to such person if such statement or omission was corrected in such final prospectus and the Company has previously furnished copies thereof to such Holder or other person.

          (b) Each Holder will indemnify the Company and each of its directors and officers who signs the registration statement, each other Holder participating in the Registration and each such Holder's officers, directors and partners, each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company, such Holder or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 6 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action, in either of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself of the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 6 is unavailable to a party that would have been an Indemnified Party under this
Section 6 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d).

          (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 6 in excess of the net proceeds to such Holder of any Registrable Stock sold by such Holder .

     Section 7.  Information to be Furnished by Holders. Each Holder shall
                 --------------------------------------
furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 2 or Section 3 hereof. If any Holder fails to provide the Company with such information within 10 days of receipt of the Company's request, the Company's obligations under Section 2 or Section 3 hereof, as applicable, with respect to such

Holder or the Registrable Stock owned by such Holder shall be suspended until such Holder provides such information.

     Section 8.  Rule 144 Sales.
                 --------------

          (a) The Company covenants that it will at all times from and after the date that is 90 days following the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the public, use its reasonable efforts to file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Registrable Stock pursuant to Rule 144 under the Securities Act.

          (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Stock pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold and not bearing any Securities Act legend and to enable certificates for such Registrable Stock to be issued for such number of shares and registered in such names as the selling Holder may reasonably request.

     Section 9.  Assignment of Registration Rights. Subject to any transfer
                 ---------------------------------
restrictions otherwise applicable to the Registrable Stock, the rights of the Holders hereunder, including the right to have the Company register Registrable Stock pursuant to this Agreement, shall be assignable by each Holder to any transferee of all or any portion of the Registrable Stock if: (i) the transfer to such transferee is permitted under the Securities Act and applicable state securities law or exemptions therefrom, (ii) the aggregate amount of Registrable Stock that will be held by the transferee after giving effect to such transfer is not less than 100,000 shares of Registrable Stock, (iii) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (iv) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (v) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (vi) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein; provided, however, that each Holder may transfer or assign its
        --------  -------
registration rights hereunder together with a transfer of such Holder's shares of Registrable Stock to not more than an aggregate of 50 of such Holder's partners (including limited partners).

     Section 10. "Lock-up" Agreement. Each Holder agrees that it will enter into
                 -------------------
a written agreement (together with all executive officers, directors and principal stockholders of the Company) containing customary terms and provisions to the effect that, during the period of duration specified by the underwriter(s), following the effective date of a registration statement of the Company filed under the Securities Act, it will not, to the extent requested by such underwriter(s), directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by such Holder at any time during such period except securities included in such registration; provided, however, that (a) the agreement referenced in this
                   --------  -------
Section 10 will be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, (b) the period of duration to be specified by the underwriter(s) pursuant to this Section 10 does not exceed 180 days, and (c) each officer and director of the Company and each other holder of 5% or more of the outstanding equity securities of the Company enters into a similar agreement. Each Holder further agrees not to transfer any securities of the Company held by such Holder, either directly or indirectly, to any transferee who does not agree to be bound by the terms of this Section 10. Each Holder (i) agrees that any attempt to effect any transfer of securities of the Company not in compliance with the provisions of this Section 10 will be void and of no force and effect and (ii) agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of any securities of the Company held by such Holder except in compliance with this
Section 10.

     Section 11. Termination of Rights. The rights of the Holders to cause the
                 ---------------------
Company to register their Registrable Stock shall terminate five (5) years following the initial underwritten public offering of the Company's Class A Common Stock (or equivalent class of equity securities).

     Section 12. Limitations on Registration of Issues of Securities. From and
                 ---------------------------------------------------
after the date of this Agreement at any time at which at least 100,000 shares of Registrable Stock are outstanding (as adjusted for any stock dividend, stock split or combination of shares in connection with a recapitalization, merger, consolidation, reorganization or otherwise), the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company without the prior written consent of the Holders of at least a majority of the Registrable Stock then outstanding.

     Section 13. Miscellaneous.
                 -------------

          (a)  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, without regard to the principles of conflicts thereof. The Company and Investors agree that service of process upon the Company and Investors, respectively, mailed by first class mail, shall be deemed in every respect effective service of process upon the Company and Investors, respectively, in any such suit or proceeding. Nothing herein shall affect the right of the Company or the right of any Investor to serve process in any other manner permitted by law.

          (b)  Entire Agreement.  This Agreement constitutes the full and
               ----------------
entire understanding and agreement between the parties with regard to the subject matter hereof.

          (c)  Amendment. No supplement, modification, waiver or termination of
               ---------
this Agreement shall be binding unless executed in writing by the Company and the holders of at least 66 % of the Registrable Stock then outstanding.

          (d)  Notices, etc. Each notice, demand, request, request for approval,
               ------------
consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by fax with receipt acknowledged, (iii) five (5) business days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to an Investor, at the Investor's address or fax number set forth on Annex A hereto, or at such other address or fax number as the Investor shall have furnished to the Company in writing, or (b) if to any assignee or transferee of an Investor, at such address or fax number as such assignee or transferee shall have furnished the Company in writing, or (c) if to the Company, at the address of its principal executive offices and addressed to the attention of the Chief Executive Officer, or at such other address or fax number as the Company shall have furnished to the Investors or any assignee or transferee. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

          (e)  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) to be physically delivered to the other party within five days of the execution hereof.

          (f)  Severability. In the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          (g)  Section Titles. Section titles are for descriptive purposes only
               --------------
and shall not control or alter the meaning of this Agreement as set forth in the text.

          (h)  Successors and Assigns. This Agreement shall be binding upon the
               ----------------------
parties hereto and their respective successors and assigns.

          (i)  Effective Time. This Agreement shall automatically become
               --------------
effective at the Effective Time (as defined in the Merger Agreement). If the Effective

Time does not occur, this Agreement shall be null and void and shall cease to be of any further force or effect.





                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         AFFILIATED RESEARCH CENTERS, INC.



                         By:  /s/ Steven M. Rauscher
                              ---------------------------------------
                         Name:  Steven M. Rauscher
                                -------------------------------------
                         Title: Chief Executive Officer


                         GALEN PARTNERS III, L.P.
                         By:  Claudius L.L.C.


                         By:  /s/ Bruce F. Wesson
                              ---------------------------------------
                         Name:  Bruce F. Wesson
                                -------------------------------------
                         Title: President


                         GALEN PARTNERS INTERNATIONAL III, L.P.
                         By:  Claudius L.L.C.


                         By:  /s/ Bruce F. Wesson
                              ---------------------------------------
                         Name:  Bruce F. Wesson
                                -------------------------------------
                         Title: President


                         GALEN EMPLOYEE FUND III, L.P.
                         By:  Wesson Enterprises, Inc.


                         By:  /s/ Bruce F. Wesson
                              ---------------------------------------
                         Name:  Bruce F. Wesson
                                -------------------------------------
                         Title: President


                         DELPHI VENTURES III, L.P.
                         By:  Delphi Management Partners III, L.L.C.
                              General Partner


                         By:  /s/ Donald J. Lothrop
                              ---------------------------------------
                         Name:  Donald J. Lothrop
                                -------------------------------------
                         Title: Managing Member

                         DELPHI BIOINVESTMENTS III, L.P.
                         By:  Delphi Management Partners III, L.L.C.
                              General Partner

                         By:  /s/ Donald J. Lothrop
                              ---------------------------------------
                         Name:  Donald J. Lothrop
                                -------------------------------------
                         Title: Managing Member


                         HAMBRECHT & QUIST CALIFORNIA

                         By:  /s/ Robert N. Savoie
                              ---------------------------------------
                         Name:  Robert N. Savoie
                                -------------------------------------
                         Title: Tax Director, Attorney-in-Fact
                                -------------------------------------


                         H&Q AFFILIATED RESEARCH INVESTORS, L.P.

                         By:  /s/ Chris McKay
                              ---------------------------------------
                         Name:  Chris McKay
                                -------------------------------------
                         Title: Attorney-in-fact
                                -------------------------------------


                         HAMBRECHT & QUIST EMPLOYEE VENTURE FUND, L.P. II

                         By:  /s/ Robert N. Savoie
                              ---------------------------------------
                         Name:  Robert N. Savoie
                                -------------------------------------
                         Title: Tax Director, Attorney-in-Fact
                                -------------------------------------


                         PREMIER RESEARCH WORLDWIDE, LTD.

                         By:  /s/ John Bauer
                              ---------------------------------------
                         Name:  John Bauer
                                -------------------------------------
                         Title: Chief Financial Officer
                                -------------------------------------


                         TULLIS-DICKERSON CAPITAL FOCUS II, L.P.
                         By: Tullis Dickerson Partners II, L.L.C., its general partner


                         By:  /s/ Thomas P. Dickerson
                              ---------------------------------------
                         Name:  Thomas P. Dickerson
                                -------------------------------------
                         Title: President
                                -------------------------------------

                         TD ORIGEN CAPITAL FUND, L.P.
                         By:  TD II Regional Partners, Inc., its general partner


                         By:  /s/ Thomas P. Dickerson
                              ---------------------------------------
                         Name:  Thomas P. Dickerson
                                -------------------------------------
                         Title: President
                                -------------------------------------


                         TD JAVELIN CAPITAL FUND, L.P.
                         By:  JVP, L.P., its general partner

                         By:  JVP, Inc., its general partner


                         By:  /s/ Thomas P. Dickerson
                              ---------------------------------------
                         Name:  Thomas P. Dickerson
                                -------------------------------------
                         Title: President
                                -------------------------------------


                         GE CAPITAL EQUITY INVESTMENTS, INC.


                         By:  /s/ E.R. Frank-Bailey
                              ---------------------------------------
                         Name:  E.R. Frank Bailey
                                -------------------------------------
                         Title: Managing Director
                                -------------------------------------

                                                                         ANNEX A
Galen Partners III, L.P.
610 Fifth Avenue; 5/th/ Floor
Rockefeller Center
New York, New York 10020

Galen Partners International III, L.P.
610 Fifth Avenue; 5/th/ Floor
Rockefeller Center
New York, New York 10020

Galen Employee Fund III, L.P.
610 Fifth Avenue; 5/th/ Floor
Rockefeller Center
New York, New York 10020

Delphi Ventures III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, California 94025

Delphi BioInvestments III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, California 94025

Hambrecht & Quist California
One Bush Street
San Francisco, CA  94104

H&Q Affiliated Research Investors, L.P.
One Bush Street
San Francisco, CA  94104

Hambrecht & Quist Employee Venture Fund, L.P. II
One Bush Street
San Francisco, CA  94104

Medical Advisory Systems, Inc.
8050 Southern Maryland Boulevard
Owings, Maryland  20736

Premier Research Worldwide, Ltd.
124 South 15/th/  Street
Philadelphia, PA  19102

Tullis-Dickerson Capital Focus II, L.P.
One Greenwich Plaza
Greenwich, CT 06830
Fax:  (203) 629-9293

     With a copy to:

     Law Offices of Gloria Skigen
     One Greenwich Plaza
     Third Floor
     Greenwich, CT 06830
     Fax:  (203) 861-2498

TD Origen Capital Fund, L.P.
150 Washington Avenue
Suite 201
Santa Fe, NM  87501
Fax:  (505) 982-7008
Attn:  J. Michael Schafer

     With a copy to:

     Law Offices of Gloria Skigen
     One Greenwich Plaza
     Third Floor
     Greenwich, CT 06830
     Fax:  (203) 861-2498

TD Javelin Capital Fund, L.P.
2850 Cahaba Road, Suite 240
Birmingham, AL  35223
Fax:  (205) 870-4822
Attn:  Lyle A. Hohnke

     With a copy to:

     Law Offices of Gloria Skigen
     One Greenwich Plaza
     Third Floor
     Greenwich, CT 06830
     Fax:  (203) 861-2498

GE Capital Equity Investments, Inc.
120 Long Ride Road
Stamford, CT  06297
Attn:  General Counsel